Zumiez Inc. Announces Fiscal 2011 Third Quarter Results and November 2011 Sales

Third Quarter Sales Increased 13.3% to $154.0 Million; Third Quarter Diluted EPS Increased 12.5% to $0.45; November 2011 Comparable Store Sales Increased 8.4%

EVERETT, WA -- (Marketwire - December 01, 2011) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported record third quarter results for the quarter ended October 29, 2011.

Total net sales for the third quarter (13 weeks) ended October 29, 2011 increased 13.3% to $154.0 million from $135.9 million reported in the third quarter (13 weeks) ended October 30, 2010. Comparable store sales for the third quarter of fiscal 2011 increased 6.0% on top of a comparable store sales increase of 14.4% in the third quarter of fiscal 2010. Net income in the third quarter of fiscal 2011 increased 14.8% to $14.1 million, or $0.45 per diluted share from net income of $12.3 million, or $0.40 per diluted share in the third quarter of the prior fiscal year.

Total net sales for the nine months (39 weeks) ended October 29, 2011 increased 15.3% to $372.0 million from $322.7 million reported for the nine months (39 weeks) ended October 30, 2010. The Company reported net income of $18.6 million, or $0.60 per diluted share in the first nine months of fiscal 2011 compared to net income in the first nine months of the prior fiscal year of $9.2 million, or $0.30 per diluted share. Results for the first nine months of fiscal 2010 include costs of $2.4 million, or approximately $0.05 per diluted share, associated with the relocation of the Company's distribution center, and $2.1 million, or approximately $0.04 per diluted share, for the settlement of a previously disclosed lawsuit. Comparable store sales increased 8.3% in the first nine months of fiscal 2011 on top of a comparable store sales increase of 11.3% in the first nine months of fiscal 2010.

At October 29, 2011, the Company had cash and current marketable securities of $137.1 million compared to cash and current marketable securities of $98.9 million at October 30, 2010.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "Our merchandise, new store opening, and ecommerce strategies once again allowed us to deliver on our goal of consistent sales and earnings growth. During the third quarter we continued to execute on key initiatives aimed at driving productivity, expanding our geographic footprint, and bringing our unique in-store experience to the internet. We are pleased with the current pace of growth for our business and believe our product assortment has us well positioned for the remainder of the holiday selling period."

November 2011 Sales

Total sales for the four-week period ended November 26, 2011 increased 16.2% to $46.9 million, compared to $40.4 million for the four-week period ended November 27, 2010. The Company's comparable store sales increased 8.4% for the four-week period on top of a comparable store sales increase of 20.7% increase in the year ago period.

Fourth Quarter 2011 Outlook

The Company is introducing guidance for the three months ending January 28, 2012 of net income per diluted share of approximately $0.52 to $0.54. This guidance is based on an anticipated comparable store sales increase in the mid single digit range and total sales in the range of $174 to $177 million for the fourth quarter of fiscal 2011.

We have opened all 45 new stores planned in fiscal 2011, including our first stores in Canada.
A conference call will be held today to discuss third quarter 2011 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-597-5378 followed by the conference identification code of 45036960.

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of November 26, 2011 we operated 434 stores in the United States and 10 stores in Canada, which are primarily located in shopping malls, and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's annual report on Form 10-Q for the quarter ended July 30, 2011 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                          Three Months Ended
                           ------------------------------------------------

                           October 29,               October 30,
                               2011     % of Sales       2010    % of Sales
                           -----------  ----------   ----------- ----------
Net sales                  $   153,951       100.0%  $   135,859      100.0%
Cost of goods sold              93,807        60.9%       83,267       61.3%
                           -----------  ----------   ----------- ----------
Gross profit                    60,144        39.1%       52,592       38.7%

Selling, general and
 administrative expenses        37,327        24.3%       33,617       24.7%
                           -----------  ----------   ----------- ----------
Operating profit                22,817        14.8%       18,975       14.0%

Interest income, net               440         0.3%          370        0.3%
Other (expense) income,
 net                              (129)       (0.1%)          32        0.0%
                           -----------  ----------   ----------- ----------
Earnings before income
 taxes                          23,128        15.0%       19,377       14.3%

Provision for income taxes       8,991         5.8%        7,065        5.2%
                           -----------  ----------   ----------- ----------

Net income                 $    14,137         9.2%  $    12,312        9.1%
                           ===========  ==========   =========== ==========

Basic earnings per share   $      0.46               $      0.41
                           ===========               ===========

Diluted earnings per share $      0.45               $      0.40
                           ===========               ===========

Weighted average shares
 used in computation of
 earnings per share:
  Basic                         30,599                    30,029

  Diluted                       31,122                    30,762

                                 ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                           Nine Months Ended
                           ------------------------------------------------

                           October 29,               October 30,
                               2011     % of Sales       2010    % of Sales
                           -----------  ----------   ----------- ----------
Net sales                  $   372,015       100.0%  $   322,657      100.0%
Cost of goods sold             241,152        64.8%      214,068       66.3%
                           -----------  ----------   ----------- ----------
Gross profit                   130,863        35.2%      108,589       33.7%

Selling, general and
 administrative expenses       101,944        27.4%       95,236       29.6%
                           -----------  ----------   ----------- ----------
Operating profit                28,919         7.8%       13,353        4.1%

Interest income, net             1,387         0.4%        1,087        0.4%
Other (expense) income,
 net                               (71)       (0.1%)         103        0.0%
                           -----------  ----------   ----------- ----------
Earnings before income
 taxes                          30,235         8.1%       14,543        4.5%

Provision for income taxes      11,621         3.1%        5,345        1.6%
                           -----------  ----------   ----------- ----------

Net income                 $    18,614         5.0%  $     9,198        2.9%
                           ===========  ==========   =========== ==========

Basic earnings per share   $      0.61               $      0.31
                           ===========               ===========

Diluted earnings per share $      0.60               $      0.30
                           ===========               ===========

Weighted average shares
 used in computation of
 earnings per share:
  Basic                         30,487                    29,908

  Diluted                       31,093                    30,696

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                   October 29,   January 29,    October 30,
                                       2011          2011           2010
                                  ------------- -------------  -------------
              Assets               (Unaudited)                  (Unaudited)
Current assets
Cash and cash equivalents         $      13,881 $      11,357  $       8,314
Marketable securities                   123,177       117,444         90,630
Receivables                               8,717         6,129          6,854
Inventories                              93,839        56,303         83,091
Prepaid expenses and other                8,235         7,210          7,867
Deferred tax assets                       2,599         2,418          3,166
                                  ------------- -------------  -------------
  Total current assets                  250,448       200,861        199,922

Fixed assets, net                        87,597        78,248         77,646
Goodwill and other intangibles           13,154        13,154         13,154
Long-term deferred tax assets             3,415         5,703          5,740
Long-term investments                     2,698         2,766          2,853
Long-term other assets                      493           899          1,121
                                  ------------- -------------  -------------
  Total long-term assets                107,357       100,770        100,514

  Total assets                    $     357,805 $     301,631  $     300,436
                                  ============= =============  =============

  Liabilities and Shareholders'
              Equity
Current liabilities
Trade accounts payable            $      40,296 $      16,371  $      36,976
Accrued payroll and payroll taxes         8,489         7,580          8,194
Income taxes payable                      6,224         4,108          2,765
Deferred rent and tenant
 allowances                               4,225         3,719          3,695
Other liabilities                        12,410        13,683         10,406
                                  ------------- -------------  -------------
  Total current liabilities              71,644        45,461         62,036

Long-term deferred rent and
 tenant allowances                       32,506        27,629         28,085
Long-term other liabilities               1,942         1,806          1,801
                                  ------------- -------------  -------------
  Total long-term liabilities            34,448        29,435         29,886

                                  ------------- -------------  -------------
  Total liabilities                     106,092        74,896         91,922
                                  ------------- -------------  -------------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value,
 20,000 shares authorized; none
 issued and outstanding                       -             -              -
Common stock, no par value,
 50,000 shares authorized; 31,129
 shares issued and outstanding at
 October 29, 2011, 30,835 shares
 issued and outstanding at
 January 29, 2011 and 30,669
 shares issued and outstanding at
 October 30, 2010                        97,647        91,373         88,102
Accumulated other comprehensive
 income (loss)                               73           (17)            38
Retained earnings                       153,993       135,379        120,374
                                  ------------- -------------  -------------
  Total shareholders' equity            251,713       226,735        208,514
                                  ------------- -------------  -------------

  Total liabilities and
   shareholders' equity           $     357,805 $     301,631  $     300,436
                                  ============= =============  =============

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200